UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 4, 2007
(Date of earliest event reported)
WASHINGTON GROUP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
720 PARK BOULEVARD
BOISE, IDAHO 83712
208 / 386-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Amendment No. 1 to the Agreement and Plan of Merger
     On November 4, 2007, URS Corporation, a Delaware corporation (“URS”), Washington Group International, Inc., a Delaware corporation (“WGI”), Elk Merger Corporation, a Delaware corporation and wholly owned subsidiary of URS (“Merger Sub”), and Bear Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of URS (“Second Merger Sub”) agreed to amend the terms of the Agreement and Plan of Merger dated May 27, 2007 (the “Merger Agreement”) and entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”).
     The Amendment provides that each WGI stockholder would have the right to elect to receive, for each share of common stock of WGI, par value $0.01 per share (“WGI Common Stock”), other than those shares held by URS, any subsidiary of URS, Merger Sub or Second Merger Sub and other than treasury shares and shares as to which a WGI stockholder has validly demanded and perfected appraisal rights under Delaware law, (a) 0.90 of a share of common stock of URS, par value $0.01 per share (“URS Common Stock”) and $43.80 in cash, without interest, (b) an amount in cash, without interest, equal to the sum of (i) $43.80 and (ii) 0.90 multiplied by the volume weighted trading average prices of URS Common Stock during the five trading days ending on the trading day that is one day prior to the date of the WGI special meeting at which the required WGI stockholder approval is received, or (c) a number of shares equal to the sum of (i) 0.90 and (ii) $43.80 divided by the volume weighted trading average prices of URS Common Stock during the five trading days ending on the trading day that is one day prior to the date of the WGI special meeting at which the required WGI shareholder approval is received, in connection with the proposed transactions (the “Merger”). The all-cash and all-stock elections, however, are subject to proration in order to preserve an overall per share mix of 0.90 of a share of URS Common Stock and $43.80 in cash (the “Merger Consideration”) for all of the outstanding shares of WGI Common Stock taken together.
     Immediately following the completion of the Merger, each outstanding option to acquire shares of WGI Common Stock, whether or not vested, that remains outstanding as of the effective time of the Merger will be cancelled and converted into the right to receive the “option consideration,” which equals the product of (1) the number of shares of WGI Common Stock subject to such option and (2) the excess, if any, of $97.89 over the exercise price per share of WGI Common Stock subject to the option. Under the Amendment, each WGI optionholder, other than Dennis Washington, will have the right to elect to receive the option consideration, for each cancelled WGI option owned, in (a) a combination of (i) an amount in cash, without interest, equal to the option consideration multiplied by 0.4474 and (ii) a number of shares of URS Common Stock equal to the option consideration less the cash payable pursuant to the preceding clause (i), divided by $60.10 (a “Mixed Option Election”); (b) an amount in cash, without interest, equal to the option consideration; or (c) a number of shares of URS Common Stock equal to the option consideration divided by $60.10; provided, however, that all-cash and all-stock elections are subject to proration in order to preserve an overall option consideration value mix of 44.74% cash and 55.26% URS Common Stock. Any cancelled option held by Mr. Washington will be exchanged only for the combination of cash and stock, as if Mr. Washington had made a Mixed Option Election, but Mr. Washington may exercise his options prior to the closing of the transaction so that he can elect to receive cash, which is his intention.
     Based on the closing price of URS Common Stock (as reported on the New York Stock Exchange) of $60.10 per share on November 2, 2007, the value of the Merger Consideration is $97.89 per share of WGI Common Stock, for total consideration of approximately $3.2 billion. Under the Merger Agreement, as amended, WGI stockholders are estimated to receive an aggregate of approximately 29.4 million shares of URS Common Stock and approximately $1.4 billion in cash. Upon completion of the Merger, WGI stockholders would own approximately 35% of the combined company based on URS’ current outstanding shares.

Option Exercise and Transaction Support Agreement
     On November 4, 2007, Dennis Washington entered into an Option Exercise and Transaction Support Agreement (the “Support Agreement”) with URS and WGI. The Support Agreement provides that Mr. Washington will exercise his options and vote in favor of the Merger if necessary to obtain the required WGI stockholder approval. The exercise will be made in cash such that following the exercise Mr. Washington will have record and beneficial ownership of 3,224,100 shares of WGI Common Stock. In connection with the Support Agreement, on November 3, 2007, the independent directors of WGI agreed to pay Mr. Washington’s filing fee under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the legal fees of his counsel in preparing such filing without any gross-up for imputed income. Mr. Washington has indicated that he intends to make the necessary HSR Act filing on November 5, 2007 in order to be able to exercise his options. Under the Support Agreement, Mr. Washington generally agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of any of his options or WGI common stock. Under certain circumstances at the request of URS Mr. Washington must irrevocably constitute and appoint URS as his attorney and proxy with the full power to vote his shares of WGI common stock in favor of the Merger. The Support Agreement will terminate on the earlier to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof, (b) the date following the date of the WGI Stockholder Meeting, including any adjournment or postponement thereof and (c) the effective time of the Merger. Nothing in the Support Agreement may be construed to limit or affect any action or inaction by Mr. Washington in his capacity as a director or fiduciary of WGI.
ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
      In connection with the Support Agreement, on November 3, 2007, the independent directors of WGI agreed to pay Mr. Washington’s filing fee under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the legal fees of his counsel in preparing such filing without any gross-up for imputed income.
ITEM 7.01 REGULATION FD DISCLOSURE.
     On November 5, 2007, URS and WGI issued a joint press release announcing that URS and WGI had each entered into the Amendment and the Support Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K pursuant to Item 7.01. Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

2.1
Amendment No. 1 to the Agreement and Plan of Merger by and among URS Corporation, Elk Merger Corporation, a wholly owned subsidiary of URS Corporation, Bear Merger Sub, Inc., a wholly owned subsidiary of URS Corporation, and Washington Group International, Inc., dated November 4, 2007.

10.1	Option Exercise and Transaction Support Agreement by and among URS Corporation, Washington Group International, Inc. and Dennis Washington, dated November 4, 2007
99.1	Joint Press Release, dated November 5, 2007.
Additional Information for Investors
     In connection with the proposed transaction, URS and Washington Group filed a definitive joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) on October 1, 2007, and will file supplemental materials with the SEC. Investors and security holders are urged to read the definitive joint proxy/prospectus and the supplemental materials because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com.
     URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the definitive joint proxy statement/prospectus of URS and Washington Group described above. Additional information regarding the directors and executive officers of URS is also included in URS’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.
Forward Looking Statements
     This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties. Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies. Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments. Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives. Results may also be impacted by costs relating to the proposed merger transaction with URS Corporation and the timing of such merger transaction if it is approved by both companies’ stockholders. For additional risks and uncertainties impacting the forward-looking statements contained in this Form 8-K, please see “Note Regarding Forward-Looking Information” and “Item 1A. Risk Factors” in Washington Group’s annual report on Form 10-K for fiscal year 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
Date: November 5, 2007	By:	/s/ Craig G. Taylor
Craig G. Taylor
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Amendment No. 1 to the Agreement and Plan of Merger by and among URS Corporation, Elk Merger Corporation, a wholly owned subsidiary of URS Corporation, Bear Merger Sub, Inc., a wholly owned subsidiary of URS Corporation, and Washington Group International, Inc., dated November 4, 2007.

10.1	Option Exercise and Transaction Support Agreement by and among URS Corporation, Washington Group International, Inc. and Dennis Washington, dated November 4, 2007
99.1	Joint Press Release, dated November 5, 2007.